UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 21, 2005

NAVIGANT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-24387	52-2080967
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

84 INVERNESS CIRCLE EAST ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (303) 706-0800

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAVIGANT INTERNATIONAL, INC.

FORM 8-K

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See Item 8.01 below.

ITEM 3.03. MATERIAL MODIFICATION TO THE RIGHTS OF SECURITY HOLDERS

See Item 8.01 below.

ITEM 8.01. OTHER EVENTS

Navigant International, Inc. (“Navigant”) successfully completed its solicitation of consents from holders of Navigant’s 4.875% Convertible Subordinated Debentures due 2023 (“Debentures”) that commenced on June 23, 2005 (the “Solicitation”). The Solicitation concerned the matters described below. The Solicitation expired at the scheduled Expiration Time of 11:59 p.m., New York City time, on July 21, 2005. Navigant accepted in the Solicitation consents from holders of 88.2% of the aggregate outstanding principal amount of the Debentures. This percentage of the outstanding Debentures was sufficient to approve the matters that were the subject of the Solicitation.

In addition, in satisfaction of a condition to the Solicitation, the Securities and Exchange Commission declared effective on June 28, 2005 the Form T-3 concerning the indenture for the Debentures as amended by the Supplemental Indenture approved by the Solicitation. Because Navigant did not file prior to the Expiration Time its Annual Report on Form 10-K for fiscal 2004 and its Quarterly Report on Form 10-Q for the first fiscal quarter of 2005 with the SEC, Navigant did not withdraw the Solicitation.

The Solicitation concerned the indenture dated as of November 7, 2003 (the “Indenture”), between Navigant and Wells Fargo Bank, National Association, as successor by merger to Wells Fargo Bank Minnesota, N.A., as trustee, pursuant to which the Debentures were issued. The purpose of the Solicitation was to obtain the consent of the requisite amount of outstanding Debentures to: (1) an amendment to the Indenture relating to certain reporting provisions so as to extend the time periods for providing the Trustee with its annual compliance certificate and Annual Report on Form 10-K for the fiscal year ended December 26, 2004 to October 31, 2005 and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 27, 2005 and its Quarterly Report on Form 10-Q for the fiscal quarter ending June 26, 2005 to November 9, 2005 (the “reporting amendment”); (2) a waiver by holders of the Debentures of all existing defaults with respect to the reporting provisions of the Indenture prior to the effective date of the amendment, any Events of Default under the Indenture as a result of such defaults and any and all rights to cause the principal of, and accrued interest on, the Debentures to be immediately due and payable as a result of such defaults (the “waiver”); and (3) an amendment to the Indenture to add as a term of the Debentures a make-whole provision concerning adjustments for conversion upon certain Changes of Control of Navigant (the “make-whole amendment”).

Under the make-whole amendment, if a Change of Control occurs on or prior to November 1, 2010, and 10% or more of the consideration for the Navigant common stock in the Change of Control consists of consideration other than common stock that is traded or scheduled to be traded following the transaction on a U.S. national securities exchange or the Nasdaq National Market, Navigant will increase the conversion rate for the Debentures by a number of additional shares. In the case of a Change of Control where the conversion rate would be so increased and in which there is also a public acquirer change of control, Navigant at its option, in lieu of increasing the conversion rate, may adjust the conversion rate and related conversion obligation so that from and after the effective date of a public acquirer change of control holders of Debentures will be entitled to convert their Debentures into a number of shares of the public acquirer common stock. A public acquirer change of control means an event constituting a Change in Control that would obligate Navigant to increase the conversion rate and the acquirer has a class of common stock traded on the U.S. national securities exchange or quoted in the National Association of Securities Dealers Automated Quotation System or which will be so traded or quoted when issued or exchanged in connection with the Change of Control.

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As a result of the Solicitation, on July 22, 2005 Navigant and the trustee are executing the Supplemental Indenture containing the reporting amendment and the make-whole amendment. The waiver is effective by terms of the consents received in the Solicitation. The form of final Supplemental Indenture is attached as Exhibit 10.1 to this Report. The above description of the reporting amendment and make-whole amendment is qualified in its entirety by reference to such form of Supplemental Indenture.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

10.1	Form of Final First Supplemental Indenture dated July 22, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2005.

NAVIGANT INTERNATIONAL, INC.
a Delaware corporation

By:	/s/ Robert C. Griffith
Name:	Robert C. Griffith
Title:	Chief Operating Officer, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

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